Exhibit 10.13

AMRYT PHARMA PLC

EQUITY INCENTIVE PLAN

(adopted on 23 September 2019,
amended on 18 May 2020)

AMRYT PHARMA PLC

EQUI TY INCENTIVE PLAN

The Plan is established by a special resolution of members of the Company passed on 23 September 2019 (effective on 24 September 2019), and amended by the Board on 18 May 2020. The purpose of the Plan is to provide for the granting of Equity Incentives to Directors and Employees of, and Consultants to, the Company or any Associated Company in accordance with the terms and conditions hereinafter contained.

1.	DEFINITIONS

1.1	In the Plan, the following expressions bear the following meanings:

“Associated Company”	a company under the Control of the Company or any Subsidiary of the Company or any combination thereof or in which the Company and/or its Subsidiaries have a shareholding interest of 20%. or greater;

“Award Agreement”	an award agreement evidencing the grant of a Restricted Share Unit in the form set out in Schedule 3 to the Plan or such other form approved by the Board;

“Board”	the board of directors for the time being of the Company or a duly constituted committee of the board of directors of the Company;

“Company”	Amryt Pharma plc, a company registered in England and Wales under number 12107859;

“Consultant”	any individual or company who has a consultancy agreement with the Company or any Participating Company;

“Control”	has the meaning given in section 1124 of the Corporation Tax Act 2010;

“Date of Grant”	the date on which an Option is granted as determined by the Board and specified in the Option Certificate;

“Directors”	in relation to the Company or any Participating Company, its board of directors and “Director” shall be construed accordingly and shall include non-executive members of any such board of directors;

“Dividend Equivalent”
a right granted to a Participant in connection with the grant of a Restricted Share Unit to receive the equivalent value (in cash or Ordinary Shares) of dividends paid on Ordinary Shares the subject of a Restricted Share Unit, the terms of which shall be set out in the Award Agreement;

“Employee”	an employee of the Company or any Participating Company (other than one who is a Director of the Company or any Participating Company);

“Equity Incentive”	an Option or a Restricted Share Unit;

“Equity Incentive Limit”	has the meaning given in Rule 3.2, as may be varied pursuant to Rules 3.2(a) and 3.2(b);

“Final Option Date”	in relation to an Option the last date upon which any part thereof may be exercised under Rule 5, which date shall be determined by the Board and specified in the Option Certificate, but in no event shall be later than the date preceding the tenth anniversary of the Date of Grant;

“Market Value”	the price which in the opinion of the Board represents the fair market value of an Ordinary Share, having regard in circumstances where the Ordinary Shares are traded on the Markets, to the prices prevailing in the Markets;

“Markets ”
the AIM market operated by the London Stock Exchange plc, Nasdaq Global Select Market or any recognised investment exchange (as defined by section 285 of the Financial Services and Markets Act 2000) the company is or will be listed;

“Nominated Person”	means a person who shall have been nominated for the purpose of the Plan pursuant to Rule 2.1;

“Notice of Exercise”	means a notice of exercise of an Option in the form set out in Schedule 2 to the Plan or such other form approved by the Board;

“Option”	an option granted pursuant to the Plan;

“Option Certificate”	an Option certificate in the form set out in Schedule 1 to the Plan or such other form approved by the Board;

“Option Price”	the price at which an Ordinary Share must be subscribed on exercise of an Option;

“Ordinary Shares”	the ordinary shares of £0.06 each in the capital for the time being of the Company;

“Participant”	any Nominated Person (or, in the event of his death, his personal representative) who is for the time being the holder of an Equity Incentive;

“Participating Company”	any company being the Company or an Associated Company to whom the Board has extended the Plan;

“Plan”	the Amryt Pharma plc Equity Incentive Plan, consisting of these rules and the rules of the US Sub-Plan, as amended from time to time;

“Restricted Share Unit”
an unfunded, unsecured right to receive, on a future date, one Ordinary Share (or an amount in cash or other consideration determined by the Board to be of equal value of such share on such future date), granted pursuant to the terms of the Plan;

“Rule”	a rule of the Plan;

“Subsidiary”	has the meaning assigned in section 1159 of the Companies Act 2006;

“Tax Liability”
the total of all and any tax, including income and employee national insurance contributions (or their equivalents in any jurisdiction), for which any Participating Company is or may be liabl e to account; and

“US Sub-Plan”	the Sub Plan for US Participants, agreed to be adopted by the Board on 18 May 2020.

1.2	The definitions are for eas e of reference only and shall not in any way affect the interpretation hereof.

2.	ELIGIBILITY FOR PARTICIPATION

2.1	Power of the Board: the Plan is available for Directors, Employees or Consultants who shall be nominated for the purpose by the Board.

2.2	Absolute Discretion: the Board shall in its absolute discretion determine whether or not a person is a Director, Employee or Consultant.

2.3
No Right: no person shall be entitled as of right to participate in the Plan and the decision as to who shall have the opportunity of participating and the extent of his participation will, subject to the Plan, be made by the Board in its absolute discretion.

3.	LIMITS

3.1	Ten Year Limit: no Equity Incentive shall be granted under the Plan on a date later than ten years after the date of adoption of the Plan by the members of the Company, being 23 September 2019.

3.2
Overall Limits for the Plan: subject to Rules 11.1 and 11.2, the maximum number of Ordinary Shares over which Equity Incentives may be in issue at any one time under the Plan shall be 15% of the Company’s issued share capital from time to time (the current “Equity Incentive Limit ”), provided that:

(a)	on 1 January in each calendar year, the then Equity Incentive Limit will automatically increase by 5% of the Company’s issued share capital from time to time; and

(b)
the Equity Incentive Limit from time to time shall decrease by the number of Ordinary Shares in relation to which Equity Incentives are exercised by Participants (such decrease to be calculated by reference to the percentage that the number of Ordinary Shares in relation to which Options are exercised or Restricted Share Units vest bears to the Company’s issued share capital immediately prior to such exercise or vesting).

3.3
Power to Grant: subject to the provisions of Rule 18.1, the Board may on behalf of the Company grant Equity Incentives to Nominated Persons at any time or times within ten years of the date of adoption of the Plan by the members of the Company.

3.4
Non-Assignable: Equity Incentives shall be personal to the grantee and non-assignable, subject to Rules 6.3 and 7.1, unless the Board in its sole discretion consents to an assignment or transfer. Any purported transfer, assignment, mortgage or charge of an Equity Incentive, without the consent in writing of the Board, shall:

(a)	in the case of an Option, cause the Option to immediately lapse; and

(b)	in the case of a Restricted Share Unit, cause the Restricted Share Unit to terminate.

3.5
Option Certificates and Award Agreements: an Option Certificate shall be issued to a Participant in respect of the grant of each Option and an Award Agreement shall be issued to a Participant in respect of the grant of each Restricted Share Unit.

3.6
Right to Renounce: a Nomiated Person to whom an Equity Incentive has been granted may, by notice in writing within 30 days after receipt of the Option Certificate or Award Agreement (as the case may be), renounce such Equity Incentive, in which event it shall be deemed never to have been granted.

4.	OPTION PRICE

The Option Price in relation to an Option shall be determined by the Board but shall not be less than the nominal value of an Ordinary Share. If an Option is to be granted at Market Value the Market Value of each Ordinary Share comprised in the Option is to be computed as at the day prior to the Date of Grant.

5.	PERIOD AND PROCEDURE FOR EXERCISE OF OPTIONS

5.1
Subject to Rules 5.2, 6, 8, 9 and 12.2, an Option may be exercised at any time or times on or prior to the Final Option Date. An Option shall expire immediately af ter the Final Option Date to the extent that it has not been exercised.

5.2
Subject to the terms of the Plan, the Board may, when it grants an Option, in its discretion attach any condition to the exercise of such Option, including any condition relating to the future performance of a Participant, such that the Option or portion(s) thereof may not be exercised until such conditions have been met. Such conditions will be set out in the Option Certificate.

5.3
Upon the exercise of an Option in whole or in part the Participant shall deliver a Notice of Exercise and pay the Option Price in respect of the Ordinary Shares for which the Option is being exercised to the Company, in cash or by cheque or by same-day sale exercise through a broker designated by the Company, or by any other means or arrangements reasonably approved by the Board, and shall deliver the Option Certificate to the Company and the Company shall issue the appropriate Ordinary Shares to the Participant and deliver to the Participant any appropriate balance Option Certificate.

6.	RESTRICTED SHARE UNITS

6.1
Subject to the terms of the Plan, the Board may, when it grants a Restricted Share Unit, in its absolute discretion attach any condition to the vesting or forfeiture of such Restricted Share Unit, including any condition relating to the future performance of a Participant, such that the Restricted Share Unit or portion(s) thereof may not vest until such condition has been met. Such conditions will be set out in the Award Agreement.

6.2	The Board may, when it grants a Restricted Share Unit, provide that:

(a)
settlement of a Restricted Share Unit will occur upon, or as soon as reasonably practicable after the Restricted Share Unit vests or will instead be deferred, on a mandatory basis, at the Participant’s election; and/or

(b)	a Participant is entitled to receive Dividend Equivalents.

6.3
In the event of the death, retirement, early retirement due to disability or ill health, resignation or dismissal of a Participant, the Board in its absolute discretion will determine the terms relating to the vesting of any unvested Restricted Share Unit and such terms shall be set out in the Award Agreement.

7.	DEATH AND TRANSFER OF RIGHTS RELATING TO OPTIONS

7.1
In the event of the death of a Participant on or prior to the Final Option Date the personal representative of such deceased Participant may, at any time and from time to time but no later than one year after the date of such death (or, if earlier, the Final Option Date), exercise the Option, to the extent exercisable on the date of the Participant’s death, in whole or in part. Upon the expiration of such period the Option shall lapse to the extent that it shall not have been so exercised.

7.2
To the extent an Option is not exercisable on the date of a Participant’s death, the Option shall lapse on such date unless the Board in its sole discretion determines that such Option shall be exercisable in whole or in part after such date and if the Board does so determine, the Option shall be exercisable in accordance with Rule 7.1.

8.	RETIREMENT, RESIGNATION, ETC.

8.1	If a Participant ceases to be an Employee or Director or Consultant on account of:

(a)	retirement at normal retirement age; or

(b)	resignation or early retirement due to disability or ill health (such matter to be determined by the Board in its absolute discretion),

the Participant may at any time and from time to time but no later than one year after he shall have so resigned or retired (or, if earlier, the Final Option Date), exercise the Option, to the extent exercisable on the date of such resignation or retirement, in whole or in part. Upon the expiration of such period, the Option shall lapse to the extent that it shall not have been so exercised.

8.2
To the extent an Option is not exercisable as of the date of a Participant’s resignation or retirement as described in Rule 8.1, the Option shall lapse on such date unless the Board in its sole discretion determines that such Option shall be exercisable in whole or in part after such date and if the Board does so determine, the Option shall be exercisable in accordance with Rule 8.1.

8.3
If a Participant ceases on account of resignation, retirement, dismissal (subject to the provisions of Rule 8.4) or otherwise (except on death, retirement or resignation or early retirement due to disability or ill health) to be an Employee, Director or Consultant, each Option held by the Participant, to the extent not exercisable at the date of such cessation, shall lapse on such date. To the extent an Option is exercisable at the date of such cessation, it may be exercised by the Participant in whole or in part within 90 days after such date (or, if earlier, until the Final Option Date), failing which it will lapse. Cessation shall be on completion of the appropriate notice period required from either the employee or Participating Company employing or engaging him to terminate the employment.

8.4
If a Participant’s employment, office, or consultancy is terminated summarily for serious misconduct by the Participating Company employing or engaging him, each Option held by the Participant shall lapse in full immediately upon such termination.

8.5
Notwithstanding the foregoing provisions, the Board in its sole discretion may determine that if circumstances so warrant, an Option may be exercised after the Participant ceases to be an Employee, Director or Consultant during a longer period than the period provided under the foregoing provisions and/or that an Option, to the extent not exercisable on the date a Participant ceases to be an Employee, Director or Consultant, shall be exercisable in full or in part after such cessation and may be exercised within a period specified by the Board, but in no event may an Option be exercised later than the Final Option Date and an Option will lapse to the extent not exercised within the period specified by the Board.

8.6
In no circumstances shall any Participant who ceases to serve as an Employee, Director or Consultant be entitled to any compensation for any loss of any right or benefit or prospective right or benefit under the Plan which he might otherwise have enjoyed whether such compensation is claimed by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise howsoever.

9.	MERGER OR TAKEOVER

9.1
In the event that the Company is a party to a merger, takeover or other reorganisation, including but not limited to a court sanctioned compromise or scheme arrangement, pursuant to which a party or parties acting in concert obtain(s) Control of the Company, or the Board considers that this is about to occur, or notice is given of a resolution for the voluntary winding up of the Company, each Equity Incentive shall automatically accelerate and, in the case of an Option, become exercisable in full and, in the case of a Restricted Share Unit, vest in full, in each case, as of a date specified by the Board, conditional upon such merger, takeover or other reorganisation or winding up, the Board shall at its discretion:

(a)
with respect to each Option, request the Participant to exercise the Option within such period and subject to such conditions as the Board may at its discretion determine and if the Participant does not comply with such request the Option shall lapse on a date specified by the Board;

(b)
with respect to each Option, arrange for payment of a cash settlement to the Participant, in cancellation of the Option, equal per Ordinary Share subject to the cancelled Option to the excess of the amount to be paid for an Ordinary Share in the merger or takeover or reorganisation or winding up over the Option Price; and/or

(c)	make such other comparable arrangements to replace any Option(s) (whether exercisable or not) or any Restricted Share Unit as it determines in its absolute discretion.

9.2	For the avoidance of doubt, a reverse takeover by the Company of another company or entity will not result in an acceleration of vesting of an Equity Incentive.

10.	RIGHTS OF A PARTICIPANT

10.1
Any Participant who has been granted an Equity Incentive shall not have any rights as a member of the Company unless and until such participant has been issued Ordinary Shares pursuant to the terms of the Equity Incentive.

10.2	All Ordinary Shares issued on any exercise of an Option or the vesting of a Restircted Share Unit shall rank pari passu in all respects with the Ordinary Shares already in issue.

11.	TAX LIABILITIES

11.1
Each Participant is responsi ble for all Tax Liability and will pay or enter into arrangements with the relevant Participating Company to pay all and any Tax Liability, failing which the Company shall not issue or transfer Ordinary Shares to the Participant on exercise of his Options or vesting of his Restricted Share Units (as the case may be).

11.2
If requested by the Participating Company, the Participant shall enter into a joint election under section 431(1) or 431(2) of the Income Tax (Earnings and Pensions) Act 2003 or other relevant legislation in respect of Ordinary Shares to be acquired on exercise of an Option or vesting of a Restricted Share Unit (as the case may be).

12.	BONUS, RIGHTS ISSUES, VARIATION IN SHARE CAPITAL

12.1	If a consolidation or subdivision of a reduction of the share capital of the Company or if any other variation in the share capital of the Company occurs, the Board may make such adjustment to:

(a)	the Option Price and/or the number and/or class of Ordinary Shares subject to each Option;

(b)	the terms of any unvested Restricted Share Unit; and/or

(c)	the share limit set out in Rule 3.4,

in each case, as it deems appropriate.

12.2
If holders of Ordinary Shares are granted rights to subscribe for further shares (such rights being related to the number of Ordinary Shares held by them respectively) the Board shall at its absolute discretion decide whether the granting of such rights and the subscriptions made thereunder shall result in the depletion in the value of each Ordinary Share and the Board may make such adjustment(s) to:

(a)	the Option Price and/or the number and/or class of Ordinary Shares subject to each Option;

(b)	the terms of any unvested Restricted Share Unit; and/or

(c)	the Ordinary Share limit set out in Rule 3.4,

in each case, as it deems appropriate.

13.	NO SHARE ISSUES AT A DISCOUNT

Notwithstanding any other term of the Plan, no Equity Incentive shall be granted to subscribe for any Ordinary Shares at a discount to the nominal value of the Ordinary Shares.

14.	LIQUIDATION

In the event of a liquidator being appointed to the Company:

(a)	all Options shall immediately cease to be exercisable; and

(b)	all unvested Restricted Share Units shall immediately terminate,

in each case, Participants shall not be entitled to damages or other compensation of any kind, save to the extent the Board in its absolute discretion determines otherwise prior to such liquidation.

15.	EXCHANGE QUOTATIONS

The Company will within five working days after the exercise of an Option or the vesting of a Restricted Share Unit apply for permission to deal in the Ordinary Shares or securities of the Company (whichever one traded) issued pursuant to the exercise of an Option or the vesting of a Restricted Share Unit on AIM or such other stock exchange upon which the Ordinary Shares or securities are for the time being quoted.

16.	ALTERATIONS

The Company may at any time by resolution of the Board vary, amend or revoke any of the provisions of the Plan in such manner as it considers fit.

17.	AUTHORITY TO ALLOT

The Company shall take all necessary steps (including the passing of resolutions of the Company) to ensure that the directors of the Company shall, at all times, be generally and unconditionally authorised to allot Ordinary Shares pursuant to the terms of the Plan.

18.	TERMINATION

18.1	The Plan may be terminated at any time by resolution of the Board.

18.2	Subsequent to any termination of the Plan under Rule 18.1, the Company shall not grant any further Equity Incentives provided that:

(a)	such termination shall not affect or modify any subsisting rights or obligations of Participants in respect of any existing Equity Incentive; and

(b)	notwithstanding such termination, the Company shall continue to administer and manage the Plan in accordance with the Rules.

19.	GENERAL

19.1
If the Ordinary Shares are listed on a stock exchange or securities market, the Company and each Participant shall be subject to such insider dealing policy as the Company may implement from time to time for its officers and Employees imposing restrictions on transactions in the Ordinary Shares during specified periods.

19.2
In the event of any dispute or disagreement as to the interpretation of the Plan, or as to any question or right arising from or related to the Plan, the decision of the Board shall be final and binding upon all persons.

19.3	Any notice or other communication under or in connection with an Equity Incentive and/or the Plan may be given by personal delivery or by sending the same by prepaid post:

(a)	in the case of the Company, to the Company Secretary at the Company’s registered office;

(b)
in the case of a Nominated Person or a Participant, to his last known address provided to the Company, or to the address of the place of business at which he performs the whole or substantially the whole of his duties of his employment or engagement; and

(c)
where a notice or other communication is personally delivered, it shall be deemed to have been received at the time of delivery and where it is posted to an address within Ireland, it shall be deemed to have been received forty-eight (48) hours after it was put into the post properly addressed and stamped, and where it is posted to an address outside Ireland, it shall be deemed to have been received on the fifth business day after the date it was put into the post properly addressed and stamped. If a Participant is an Employee and is not on extended leave from employment, notice to such Participant may be sent by email to the address at the Company or Participating Company at which the Participant customarily receives email correspondence in connection with his employment and shall be deemed to have been received upon transmission.

19.4
The Board shall be entitled to authorise any person to execute on behalf of a Participant, at the request of the Participant, any document relating to the Plan, insofar as such document is required to be executed pursuant thereto.

19.5
By participating in the Plan, each Participant consents to the holding and processing of personal data relating to him by the Company or Participating Company for all purposes relating to the operation of the Plan which purpose include, but are not limited to:

(a)	administering and maintaining Participant records;

(b)	providing information to tax and regulatory authorities;

(c)	providing information to registrars, brokers and other third party administrat ors of the Plan; and

(d)	providing information, on a confidential basis, to potential purchasers of the Company or the business in which the Participant is employed.

19.6
The Plan shall be governed by, and construed and interpreted in accordance with, English law and the Company and Participants agree to submit to the non-exclusive jurisdiction of the Courts of England in relation to any claim, dispute or difference which may arise under the Plan.

SCHEDULE 1

OPTION CERTIFICATE

AMRYT PHARMA PLC EQUITY INCENTIVE PLAN

THIS DOCUMENT IS IMPORTANT

Name of Participant:

Address of Participant:

Date of Grant:

Number of Ordinary Shares:

Option Price
per Ordinary Share:

Vesting Conditions:

Last Date on which Notice of Exercise of Option can be given
(Final Option Date):

THIS IS TO CERTIFY that the Participant named above was on the above Date of Grant granted an option (this “Option”) to subscribe for the above number of Ordinary Shares at the above Option Price per Ordinary Share.

This Option is subject to the terms and conditions of the Amryt Pharma plc Equity Incentive Plan (the “Plan”), a copy of which accompanies this Option Certificate. Unless otherwise defined herein, capitalised terms shall have the meanings given to them in the Plan.

If the Participant wishes to renounce this Option, he or she may do so by notifying the Company in writing by 30 days after date of delivery of this Option Certificate.

Please note that each Employee is entirely responsible for the declaration and payment of any Tax Liability that may arise from the exercise of this Option. The Company accepts no liability whatsoever in relation to the payment of any Tax Liability in relation to this Option.

Signed by
for and on behalf of
AMRYT PHARMA PLC
Signature

Print name

SCHEDULE 2

NOTICE  OF EXERCISE

TO:	The Company Secretary 45 Mespil Road Dublin 4 Ireland

Amryt Pharma plc (the “Company”)

Amryt Pharma plc Equity Incentive Plan

Date of Grant of Option:

Option Price per Ordinary Share:

Total number of Ordinary Shares subject to Option:

I hereby exercise the above option in respect of	* Ordinary Shares.

I enclose payment of the Option Price by [cheque][cash][cashless exercise][other method of payment].

Full Name:

Address:

Signature:

Date:

*Note

Insert the number of Ordinary Shares in respect of which the option is exercised.

SCHEDULE 3

AWARD AGREEMENT